Exhibit 4.3

           SUBJECT TO COMPLETION, DATED _________, 199_
  PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED __________  ___, 199_
                          $
                FIRST NBC CREDIT CARD MASTER TRUST
           $         Class A [Floating Rate] [__%] Asset
                Backed Certificates, Series 199_-_
           $         Class B [Floating Rate] [__%] Asset
                Backed Certificates, Series 199_-_

                  First National Bank of Commerce

                      Transferor and Servicer


Each Class A [Floating Rate] [__%] Asset Backed Certificate, Series 199_-___ (collectively, the "Class A Certificates") and each Class B [Floating Rate] [__%] Asset Backed Certificate, Series 199_-___ (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") will represent the right to receive certain payments from the First NBC Credit Card Master Trust (the "Trust"), created pursuant to a Pooling and Servicing Agreement between First National Bank of Commerce ("First NBC" or the "Bank"), as transferor and servicer, and ____________________, as trustee. Certain capitalized terms used in this Prospectus Supplement are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. Please refer to the "Index of Defined Terms for Prospectus Supplement" and the "Index of Defined Terms for Prospectus" for a listing of the pages on which some of the terms are defined.

     The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of MasterCard , VISA and private label revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, all monies in certain bank accounts of the Trust and certain other property as described herein. In addition, the Collateral Interest will be issued in the initial amount of $____________ and will be subordinated to the Certificates as described herein. First NBC initially will own the remaining undivided interest in the Trust not represented by the Certificates, the Collateral Interest and other interests issued by the Trust from time to time and will service the Receivables. First NBC may from time to time offer other Series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates.
                                         (continued on next page)

There currently is no secondary market for the Certificates, and there is no assurance that one will develop or, if one does, that it will continue until the Certificates are paid in full. Potential investors should consider, among other things, the information set forth in "Risk Factors" commencing on page __ in the Prospectus.


THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FIRST NBC OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    Price to   Underwriting    Proceeds to
                                    Public(l)    Discount    Transferor(l)(2)
                                    ---------  ------------  ----------------
     Per Class A Certificate........       %            %               %
     Per Class B Certificate........       %            %               %
     Total.......................... $          $             $

     (1) Plus accrued interest, if any, at the Class A Rate or the Class B Rate, as applicable, from ________________, 199____.
     (2)   Before deduction of expenses estimated to be $______________.


     The Certificates are offered by the Underwriters and First NBC when, as and if issued by the Trust and accepted by the Underwriters and First NBC and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form on or about ___________________ ___, 199___, through the facilities of The Depository the Trust Company[, Cedel Bank, societe anonyme, and the Euroclear System].

     After the initial distribution of the Certificates by the Underwriters and First NBC, the Prospectus and this Prospectus
Supplement may be used by First NBC or any of its affiliates, in connection with market making transactions in the Certificates. First NBC or any of its affiliates may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

             Underwriters of the Class A Certificates
[            ]                                      [             ]

             Underwriters of the Class B Certificates
[            ]                                      [             ]

   The Date of this Prospectus Supplement is _______________  _____, 199_

     Interest will accrue on the Class A Certificates from _____________ ___, 199_ (the "Closing Date") through ______________
___, 199_ and from ______________ ___, 199_ through _____________ ___,
199_ and with respect to each Interest Period thereafter, at the rate of _____% per annum [above the London interbank offered rate for ___-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (as defined herein) with respect to such period] (the "Class A Rate"). Interest will accrue on the Class B Certificates from the Closing Date through ____________ ___, 199_ and from ______________ ___, 199_
through ______________ ___, 199_ and with respect to each Interest Period thereafter, at the rate of ____% per annum [above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period] (the "Class B Rate"). [The initial LIBOR Determination Date is ____________ ___, 199_.] Interest with respect to the Certificates will be distributed on ______________ ___, 199_ and on the [15th] day of each month thereafter (or, if such [15th] day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Principal on the Class A Certificates is scheduled to be distributed on the _____________ Distribution Date (the "Class A Scheduled Payment Date"), but may be paid earlier or later under the circumstances described herein. Principal on the Class B Certificates is scheduled to be distributed on the _____________ Distribution Date (the "Class B Scheduled Payment Date"), but may be paid earlier or later under the circumstances described herein. See "Maturity Assumptions."

     The Class B Certificates will be subordinated to the Class A
Certificates, and the Collateral Interest will be subordinated to the Class A Certificates and the Class B Certificates, as described herein.

          [Application will be made to list the Certificates on the
                        Luxembourg Stock Exchange.]


     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING STABILIZING TRANSACTIONS AND SYNDICATE COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


     The Certificates offered hereby constitute a separate Series of certificates being offered by the Trust from time to time pursuant to its Prospectus dated _______________ ___, 199__. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                         SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of the terms are defined is found in the "Index of Defined Terms for Prospectus Supplement" and the "Index of Defined Terms for Prospectus."


The Trust............... The First NBC Credit Card Master Trust (the "Trust").

Title of Securities..... $________ Class A [Floating Rate] [__%] Asset
                         Backed Certificates, Series 199_-_ (the
                         "Class A Certificates") and $________ Class B [Floating Rate] [__%] Asset Backed Certificates, Series 199_-_ (the "Class B Certificates," and together with the Class A Certificates, the "Certificates").

Class A Rate............ [____% per annum.] [For each Interest Period, a rate per annum equal to ___-month LIBOR for United States dollar deposits, plus ___%.]

Class B Rate............ [____% per annum.] [For each Interest Period, a rate per annum equal to ___-month LIBOR for United States dollar deposits, plus ___%.]

Distribution Dates...... The ___ day of each _________ (or, if any such day is not a business day, the next succeeding business day), commencing on
                         ______________, 1997.

Class A Scheduled
  Payment Date.......... The __________, 200_ Distribution Date.

Class B Scheduled
  Payment Date.......... The __________, 200_ Distribution Date.

Closing Date............ _______________, 1997.

Credit Enhancement...... For the Class A Certificates, the
                         subordination of the Collateral Interest (in an initial amount of $______________, ___% of the initial Investor Interest) and the Class
                         B Certificates, as described herein. For the Class B Certificates, the subordination of the Collateral Interest, as described herein.

Class Structure......... The Class A and Class B Certificates differ in terms of priorities and are expected to differ in terms of ratings. The Class B Certificates are subordinated to the Class A Certificates to the extent described herein in order to provide credit enhancement for the Class A Certificates. The Collateral Interest (which is not offered hereby) is subordinated to both the Class A and the Class B Certificates to the extent described herein in order to provide credit enhancement. (See "Description of Certificates - Subordination" and "- Application of Collections.") See "Risk Factors - Effect of Subordination" in the Prospectus for a discussion of the risks associated with purchasing certificates of a subordinated class. Also see "Class A Certificate Rating" and "Class B Certificate Rating" below in this Summary of Terms.

Certificate Interest and
Principal............... Each of the Certificates offered hereby represents the right to receive certain
                         payments from the assets of the Trust. The
                         Trust's assets will be allocated among the Class A Holders (the "Class A Investor Interest"), the Class B Holders (the "Class B Investor Interest"), the Collateral Interest Holder (the "Collateral Interest," and together with the Class A Investor Interest and the Class B Investor Interest, the "Investor Interest"), the interest of the holders of other undivided interests in the Trust issued pursuant to the Agreement and applicable Series Supplements and the Transferor (the "Transferor Interest"), as described below. As used in this Prospectus Supplement, the term "Holders" refers to holders of the Certificates, the term "Class A Holders" refers to holders of the Class A Certificates, the term "Class B Holders" refers to holders of the Class B Certificates, the term "Collateral Interest Holder" refers to the holder of the Collateral Interest and the term "Agreement" (unless the context requires otherwise) refers to the Agreement as supplemented by the Series 199_-_ Supplement pursuant to which the Certificates are issued (the "Series 199_-_ Supplement").

                         The Class A Certificates will represent the right to receive from the assets of the Trust allocated to the Class A Certificates funds up to (but not in excess of) the amounts required to make (a) payments of interest accruing from the Closing Date through _________ __, 199_, and from __________ __,
                         199_ through __________ __, 199_ and with
                         respect to each Interest Period thereafter, at the Class A Rate and (b) payments of principal on the Class A Scheduled Payment Date or, under certain limited circumstances, during the Rapid Amortization Period, to the extent of the Class A Investor Interest, which may be less than the unpaid principal balance of the Class A Certificates in certain circumstances described herein.

                         The Class B Certificates will represent the right to receive, from the assets of the Trust allocated to the Class B Certificates, funds up to (but not in excess of) the amounts required to make (a) payments of interest accruing from the Closing Date through _________ __, 199_ and from ________
                         __ 199_ through ___________ __, 199_ and with
                         respect to each Interest Period thereafter, at the Class B Rate and (b) payments of principal on the Class B Scheduled Payment Date or, under certain limited circumstances, during the Rapid Amortization Period, to the extent of the Class B Investor Interest, which may be less than the unpaid principal balance of the Class B Certificates in certain circumstances described herein. No principal will be paid to the Class B Holders until the Class A Investor Interest is paid in full.

                         The aggregate principal amount of the Class A Investor Interest and the Class B Investor Interest will, except as otherwise provided herein, remain fixed at $ _________and $_________, respectively. The Class A Investor Interest will decline in certain circumstances if the Investor Default Amounts allocated to the Class A Certificates exceed funds allocable thereto as described herein and the Class B Investor Interest and the Collateral Interest are zero. The Class B Investor Interest will decline in certain circumstances as a result of (a) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Investor Interest to fund certain payments in respect of the Class A Certificates and
                         (b) the allocation to the Class B Investor
                         Interest of certain Investor Default Amounts, including such amounts otherwise allocable to the Class A Investor Interest when the Collateral Interest is zero. During the Controlled Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables, Net Default Amounts and Net Recoveries with respect to each Monthly Period, the Class A Investor Interest will be further reduced by the amount on deposit in the Principal Funding Account from time to time (as so reduced, the "Class A Adjusted Investor Interest" and together with the Class B Investor Interest and the Collateral Interest, the "Adjusted Investor Interest").

                         The Class A Certificates, the Class B
                         Certificates and the Collateral Interest will each include the right to receive (but only to the extent needed to make required payments under the Agreement and subject to any reallocation of such amounts as described herein) varying percentages of collections of Finance Charge Receivables (subject to reallocation of Group Investor Finance Charge Collections to other Series in Group I, as described under "Description of the Certificates - Reallocations Among Certificates in Different Series within a Reallocation Group" in the Prospectus), Principal Receivables and will be allocated varying percentages of Net Default Amounts and Net Recoveries during each calendar month (a "Monthly Period"). Collections of Reallocated Finance Charge Receivables, Net Default Amounts and Net Recoveries at all times, and collections of Principal Receivables during the Revolving Period, will be allocated to the Investor Interest based on the Floating Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively, applicable during the related Monthly Period. Collections of Principal Receivables during the Controlled Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. See "Description of the Certificates - Allocation Percentages" and "- Pay Out Events" herein and "Description of the Certificates - Pay Out Events" in the Prospectus.

                         The final distribution of principal and
                         interest on the Certificates will be made no later than the ______________ Distribution Date in the manner provided in "Description of the Certificates - Final Payment of Principal; Termination" in the Prospectus. Series 199_-_ will terminate on the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full,
                         (b) the ______________ Distribution Date or
                         (c) the Trust Termination Date (such earliest to occur, the "Series 199_-_ Termination Date"). After the Series 199_-_ Termination Date, no further principal or interest payments will be made on the Certificates (except as described in "Description of the Certificates - Final Payment of Principal; Termination" in the Prospectus).

[Other Series........... The Certificates will be the _____________
                         Series of investor certificates issued by the Trust, all of which will be outstanding on the Closing Date. See "Annex I - Other Series" for a summary of the principal terms of the __________ outstanding Series of investor certificates. Additional Series are expected to be issued from time to time by the Trust. See "The Pooling and Servicing Agreement Generally - New Issuances" and "- Reallocations Among Certificates of Different Series within a Reallocation Group" in the Prospectus and "Maturity Considerations" herein.]

Receivables............. The Receivables arise in Accounts in the Bank
                         Portfolio that satisfy the eligibility
                         criteria set forth in the Agreement as of the Cut-Off Date. The Receivables consist of Principal Receivables and Finance Charge Receivables. In addition, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts will be allocated to the Certificates and treated as Finance Charge Receivables. See "First NBC's Credit Card Activities - Interchange" in the Prospectus.

                         The aggregate amount of Receivables in the Accounts as of the beginning of the day on the Cut-Off Date was $__________, comprised of $___________ of Principal Receivables and $__________ of Finance Charge Receivables. The amount of Finance Charge Receivables will not affect the amount of the Investor Interest represented by the Certificates and the Collateral Interest or the amount of the Transferor Interest, all of which are determined on the basis of the amount of Principal Receivables in the Trust. The aggregate amount of Principal Receivables in the Trust evidenced by the Certificates and the Collateral Interest will never exceed the amount of the Investor Interest regardless of the total amount of Principal Receivables in the Trust at any time.

Denominations........... Beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

Registration of
Certificates............ The Certificates initially will be
                         represented by Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate, except under the limited circumstances described herein. Holders may elect to hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described herein. See "Description of the Certificates - Definitive Certificates" in the Prospectus.

Servicing Fee........... The Servicer will receive a monthly fee as servicing compensation from the Trust on each Transfer Date. The Servicing Fee Rate for the Certificates will be ___% (the "Servicing Fee Rate"). On each Transfer Date, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account will be withdrawn from the Finance Charge Account and paid to the Servicer in respect of the Monthly Investor Servicing Fee. In addition, the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee will be paid on each Transfer Date as described under "Description of the Certificates Servicing Compensation and Payment of Expenses." See also "Description of the Certificates - Servicing Compensation and Payment of Expenses" in the Prospectus.

Revolving Period........ The "Revolving Period" for the Certificates
                         means the period from and including the
                         Closing Date to, but not including, the
                         commencement of the earlier of (a) the
                         Controlled Accumulation Period and (b) the
                         Rapid Amortization Period.  During the
                         Revolving Period, Available Investor
                         Principal Collections otherwise allocable to the Investor Interest will, subject to certain limitations and unless a reduction in the Required Collateral Interest has occurred, be treated as Shared Principal Collections and allocated to the holders of certificates of other Principal Sharing Series issued and outstanding or, subject to certain limitations, paid to the holder of the Transferor Certificate or deposited into the Excess Funding Account. See "Description of the Certificates - Principal Payments." See "Description of the Certificates - Pay Out Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Controlled Accumulation Period.

Controlled Accumulation
Period.................. Unless a Pay Out Event occurs, the controlled accumulation period for the Certificates (the "Controlled Accumulation Period") is scheduled to begin at the close of business on ____________ __, _____. Subject to the conditions set forth under "Description of the Certificates - Postponement of Controlled Accumulation Period," the day on which the Revolving Period ends and the Controlled Accumulation Period begins may be delayed to not later than the close of business on __________ ____. The Controlled Accumulation Period will end on the earliest of (i) the commencement of the Rapid Amortization Period, (ii) payment of the Investor Interest in full and (iii) the Series 199_-_ Termination Date. During the Controlled Accumulation Period, prior to the payment of the Class A Investor Interest in full, amounts equal to the least of (a) Available Investor Principal Collections for the related Monthly Period, (b) the sum of the Controlled Accumulation Amount for such Monthly Period and any portion of the Controlled Accumulation Amount for any prior Monthly Period that has not yet been deposited (such sum, the "Controlled Deposit Amount" for such Monthly Period) and (c) the Class A Adjusted Investor Interest on such Transfer Date will be deposited monthly in a trust account established by the Servicer (the "Principal Funding Account") on each Transfer Date beginning with the Transfer Date in the month following the month in which the Controlled Accumulation Period begins until the Principal Funding Account Balance is equal to the Class A Investor Interest. On each Transfer Date during the Controlled Accumulation Period beginning with the Transfer Date after the one on which the Class A Investor Interest has been provided for, an amount equal to the lesser of (a) Available Investor Principal Collections for the related Monthly Period (less any amount allocated to the Class A Investor Interest as described in the prior sentence) and (b) the Class B Investor Interest on such Transfer Date will be deposited into the Distribution Account for distribution to the Class B Holders until the Class B Investor Interest has been paid in full. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the sum of the Class A Monthly Principal and the Class B Monthly Principal for the related Transfer Date, the amount of such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest and then will be treated as Shared Principal Collections and allocated to the holders of certificates of other Principal Sharing Series or, subject to certain limitations, paid to the holder of the Transferor Certificate or deposited into the Excess Funding Account. See "Description of the Certificates - Application of Collections." Also see "Prospectus Summary - Controlled Accumulation Period" in the Prospectus for a general description of the purpose of this feature and its effect on Certificateholders.

                         Unless a Pay Out Event occurs, prior to the payment of the Class A Investor Interest in full, all funds on deposit in the Principal Funding Account will be invested at the direction of the Servicer by the Trustee in certain Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Controlled Accumulation Period will be used to pay interest on the Class A Certificates in an amount up to, for each Transfer Date, the product of (a) [a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360] [one-twelfth], (b) the Class A Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date (the "Class A Covered Amount"). If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") shall be paid, to the extent available, from the Reserve Account and, if necessary, from Excess Spread and Reallocated Principal Collections.

                         Funds on deposit in the Principal Funding
                         Account will be available to pay the Class A
                         Holders in respect of the Class A Investor
                         Interest on the Class A Scheduled Payment
                         Date. If the aggregate principal amount of deposits made to the Principal Funding Account is insufficient to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date, the Rapid Amortization Period will commence. Although it is anticipated that during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class A Holders on the Class A Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" in the Prospectus and herein.

                         On the Class B Scheduled Payment Date,
                         provided that the Class A Investor Interest is paid in full on the Class A Scheduled Payment Date and the Rapid Amortization Period has not commenced, Available Investor Principal Collections will be used to pay the Class B Holders in respect of the Class B Investor Interest as described herein. If the Available Investor Principal Collections are insufficient to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date, the Rapid Amortization Period will commence. Although it is anticipated that scheduled principal will be available for distribution to the Class B Holders on the Class B Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" in the Prospectus and "Maturity Assumptions" herein.

                         If a Pay Out Event occurs during the
                         Controlled Accumulation Period, the Rapid
                         Amortization Period will commence, and any amounts on deposit in the Principal Funding Account will be paid to the Class A Holders on the Distribution Date in the month following the commencement of the Rapid Amortization Period.

                         Other Series offered by the Trust may or may not have amortization or accumulation periods like the Controlled Accumulation Period for the Certificates, and such periods may have different lengths and begin on different dates than such Controlled Accumulation Period. Thus, certain Series may be in their revolving periods while others are in periods during which collections of Principal Receivables are distributed to or held for the benefit of certificateholders of such other Series. In addition, other Series may allocate Principal Receivables based upon different investor percentages. See "Description of the Certificates - Exchanges" in the Prospectus for a discussion of the potential terms of any other Series.

Rapid Amortization
  Period................ During the period from the day on which a Pay
                         Out Event has occurred and ending on the earlier of (a) the payment of the Investor Interest in full, (b) the Series 199_-_ Termination Date and (c) the Trust Termination Date (the "Rapid Amortization Period"), Available Investor Principal Collections will be distributed monthly on each Distribution Date to the Class A Holders and, following payment of the Class A Investor Interest in full, to the Class B Holders and, following payment of the Class B Investor Interest in full, to the Collateral Interest Holder beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period. See "Description of the Certificates
                         - Pay Out Events" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period and "Prospectus Summary - Rapid Amortization Period" in the Prospectus for a general discussion of the purpose and effect on Certificateholders of this feature.

Subordination of the Class B
Certificates and the
Collateral Interest..... The Class B Certificates and the Collateral
                         Interest will be subordinated, as described herein, to the extent necessary to fund certain payments with respect to the Class A Certificates as described herein. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. If the Class B Investor Interest and the Collateral Interest are reduced to zero, the Class A Holders will bear directly the credit and other risks associated with their interest in the Trust. If the Collateral Interest is reduced to zero, the Class B Holders will bear directly the credit and other risks associated with their interest in the Trust. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Holders in subsequent Monthly Periods will be reduced. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Transfer Date by the amount, if any, of Excess Spread for such Transfer Date available for that purpose. To the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Holders will be reduced. See "Description of the Certificates - Subordination."

Additional Amounts Available
to Holders ............. With respect to any Transfer Date, Excess
                         Spread will be applied to fund the Class A
                         Required Amount and the Class B Required
                         Amount, if any. The "Class A Required Amount" means the amount, if any, by which the sum of
                         (a) the Class A Monthly Interest due on the related Distribution Date and any overdue Class A Monthly Interest and Class A Additional Interest thereon, (b) the Class A Servicing Fee for the related Monthly Period and any overdue Class A Servicing Fee and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. The "Class B Required Amount" means the amount, if any, by which the sum of
                         (a) the amount, if any, by which the sum of
                         (i) Class B Monthly Interest due on the
                         related Distribution Date and any overdue
                         Class B Monthly Interest and Class B
                         Additional Interest thereon and (ii) the Class B Servicing Fee for the related Monthly Period and any overdue Class B Servicing Fee exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. The "Required Amount" for any Monthly Period means the sum of the Class A Required Amount and the Class B Required Amount for such Monthly Period. "Excess Spread" for any Transfer Date will equal the sum of (1) the excess of (A) Class A Available Funds for the related Monthly Period over (B) the sum of the amounts referred to in clauses (a), (b) and (c) in the definition of "Class A Required Amount" above, (2) the excess of (A) Class B Available Funds for the related Monthly Period over (B) the sum of the amounts referred to in clauses (a)(i) and (a)(ii) in the definition of "Class B Required Amount" above, (3) Collateral Available Funds for the related Monthly Period not used under certain circumstances to pay the Collateral Interest Servicing Fee, as described herein and (4) Excess Finance Charge Collections allocated to the Investor Interest.

                         If, on any Transfer Date, Excess Spread is less than the Class A Required Amount, then Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B Investor Interest with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over such reductions in the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period) (such reduction, a "Class A Investor Charge-Off"). If the Collateral Interest and the Class B Investor Interest are reduced to zero, the Class A Holders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates - Reallocation of Cash Flows" and "- Defaulted Receivables; Investor Charge-Offs."

                         If, on any Transfer Date, Excess Spread not required to pay the Class A Required Amount and to reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, then Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period not required to pay the Class A Required Amount will be allocated to fund the remaining Class B Required Amount. If such remaining Reallocated Principal Collections allocable to the Collateral Interest with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Holders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). If such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Monthly Period over such reduction in the Collateral Interest with respect to such Monthly Period) (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Investor Interest, the Class B Investor Interest or the Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the Certificates - Reallocation of Cash Flows" and "- Defaulted Receivables; Investor Charge-Offs."

Required Collateral
Interest................ The "Required Collateral Interest" with respect to any Transfer Date means (a)
                         initially, $___________  (the "Initial
                         Collateral Interest") and (b) on any Transfer Date thereafter, an amount equal to __% of the sum of the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $__________; provided, however, (i) that if certain reductions in the Collateral Interest occur or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event; (ii) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date; and (iii) the Required Collateral Interest may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied. See "Description of the Certificates - Required Collateral Interest."

                         If on any Transfer Date, the Collateral
                         Interest is less than the Required Collateral Interest, certain Excess Spread amounts, if available, will be used to increase the Collateral Interest to the extent of such shortfall. If on any Transfer Date the Collateral Interest equals or exceeds the Required Collateral Interest, any such Excess Spread amounts will first be deposited into the Reserve Account as described herein and second, to the extent available, be applied in accordance with the Loan Agreement among the Trustee, the Transferor, the Servicer and the Collateral Interest Holder (the "Loan Agreement") and will not be available to the Holders.

Reallocated Investor
Finance Charge
Collections..............Series 199_-_ will be the first Series issued by the Trust in a Group ("Group I") constituting a Reallocation Group. Collections of Finance Charge Receivables allocable to the investor certificates of each Series in Group I will be aggregated and made available for certain required distributions to all Series in Group I pro rata based upon the relative amount of such required distributions for each Series in Group I as described under "Description of the Certificates - Reallocations Among Certificates of Different Series within a Reallocation Group" in the Prospectus. Consequently, any issuance of a new Series in Group I may have the effect of reducing or increasing the amount of collections of Finance Charge Receivables allocable to the Series 199_-_ Certificates. See "Risk Factors - Issuance of New Series" in the Prospectus. In addition, it has not been determined whether any Series issued by the Trust in the future will be included in Group I.

Shared Excess Finance
Charge Collections...... Each Series in Group I, including Series
                         199_-_, will be an Excess Allocation Series.
                         See "Description of the Certificates - Shared Excess Finance Charge Collections."

Paired Series........... Series 199_-_ may be paired with one or more other Series (each a "Paired Series").  If a
                         Paired Series is issued with respect to
                         Series 199_-_, following the issuance of such Paired Series, as the Adjusted Invested Amount is reduced, the investor interest of the Paired Series may increase by an equal amount. This will have the effect of increasing the investor interest of the Paired Series by an amount that otherwise would have increased the Transferor Interest. If a Pay Out Event occurs with respect to any such Paired Series prior to the payment in full of the Certificates, the percentages used to determine the share of collections of Principal Receivables allocable to the Certificates may be reduced, which may delay the final payment of principal to the Holders. See "Maturity Assumptions - Paired Series," "Description of the Certificates - Paired Series" and "Description of the Certificates - Allocation Percentages" herein.

Shared Principal
Collections............. Series 199_-_ is a Principal Sharing Series.
                         To the extent that collections of Principal
                         Receivables allocated to the Investor
                         Interest are not needed to make payments on the Investor Interest or to be deposited in the Principal Funding Account, such collections ("Shared Principal Collections") will be allocated to cover certain principal payments due to or for the benefit of certificateholders of other Principal Sharing Series or, under certain circumstances, paid to the Transferor or deposited into the Excess Funding Account. Any such reallocation or deposit will not result in a reduction in the Investor Interest with respect to Series 199_-_. In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Principal Sharing Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Class A Certificates and the Class B Certificates or the Collateral Interest Holder. See "Description of the Certificates
                         - Shared Principal Collections." Also see
                         "Prospectus Summary - Shared Principal
                         Collections" in the Prospectus for a general discussion of the purpose and effect on Certificateholders of this feature.

Optional Repurchase..... The Investor Interest will be subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to $__________ (5% of the initial Investor Interest), if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the sum of the Investor Interest and all accrued and unpaid interest on the Certificates and the Collateral Interest through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates
                         - Final Payment of Principal; Termination" in the Prospectus.

Defeasance.............. The Transferor may, at its option and subject to the conditions specified in "Description of the Certificates - Defeasance," be discharged from its substantive obligations in respect of the Certificates or in respect of all Series issued by the Trust by irrevocably depositing with the Trustee, under the terms of an irrevocable trust agreement, as trust funds in trust, any of
                         (i) dollars in an amount, (ii) Permitted
                         Investments, or (iii) a combination of the two, in each case sufficient to pay and discharge, and which will be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Certificates or on all outstanding certificates of all Series issued by the Trust, as the case may be, on the dates scheduled for such payments and all amounts owing to the Collateral Interest Holder, and if applicable, all other Credit Enhancement Providers with respect to the Trust. See "Description of the Certificates
                         - Defeasance."

The Trustee............. [                   ]

Tax Status.............. Special Tax Counsel to the Transferor will opine on the Closing Date that under existing law the Certificates will be characterized as debt for Federal income tax purposes and the Trust will not be an association (or publicly traded partnership) taxable as a corporation. Under the Agreement, the Transferor, the Servicer, the Holders and the Certificate Owners will agree to treat the Certificates as debt for Federal, state, local and foreign income and franchise tax purposes. See "U.S. Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws.

ERISA Considerations.... Subject to considerations described below, the Class A Certificates are eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Class A Certificates if certain conditions are met, including that the Class A Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Transferor and of one another. At or before the conclusion of the offering, the Underwriters will notify the Transferor and the Trustee as to whether or not the Class A Certificates will be expected to be held by at least 100 separately named persons at the conclusion of the offering, although no assurances can be made and no monitoring or other measures will be taken to assure that this condition has been satisfied. The Transferor anticipates that the other conditions of the regulation will be met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 independent investor criterion is not satisfied), violations of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets. Accordingly, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus.

                         The Underwriters currently do not expect that the Class B Certificates will be held by at least 100 such persons and, therefore, do not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired with plan assets of (a) any employee benefit plan that is subject to ERISA, or (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code. By its acceptance of a Class B Certificate or an interest therein, each Class B Holder and Certificate Owner will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

Class A Certificate
Rating.................. It is a condition to the issuance of the
                         Class A Certificates that they be rated in the highest rating category by at least one Rating Agency. The rating of the Class A Certificates is based primarily on the value of the Receivables and the terms of the Class B Certificates and the benefits of the Collateral Interest.

Class B Certificate
Rating.................. It is a condition to the issuance of the
                         Class B Certificates that they be rated in one of the three highest rating categories by at least one Rating Agency. The rating of the Class B Certificates is based primarily on the value of the Receivables and the benefits of the Collateral Interest.

[Listing................ Application will be made to list the
                         Certificates on the Luxembourg Stock
                         Exchange.]

                 FIRST NBC'S CREDIT CARD PORTFOLIO

General

     The Receivables to be conveyed to the Trust by First NBC pursuant to the Agreement have been or will be generated from transactions made by holders of selected VISA, MasterCard and private label credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio. A description of the Bank's credit card business is contained in the Prospectus under the heading "First NBC's Credit Card Activities."

Billing and Payments

     First NBC generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments at the end of each Billing Cycle, generally within 3 business days after the cycle date assigned to such account by the Servicer. Currently, the Servicer has ten Billing Cycles within each calendar month. The monthly billing statement reflects all purchases, cash advances, administrative charges, if applicable (such as currency conversion charges, late charges, and returned payment charges), annual fees, if any, credit life insurance charges and finance charges incurred by the account during the Billing Cycle or a prior Billing Cycle and reported to the Servicer, all payments or credits applicable to the account and the outstanding balance of the account as of the cycle date, including the available credit thereunder.

     Customers receive a 25-day grace period on purchases. Currently, cardholders in the programs included in the Trust Portfolio must make a monthly minimum payment at least equal to the greater of (i) 2.5% or 10% (depending upon the program) of the statement balance (excluding any disputed amounts) plus past due amounts and (ii) a stated minimum payment (generally $10) plus past due amounts.

     The finance charges on purchases are assessed monthly and are calculated by multiplying the account's average daily purchase balance times the applicable annual periodic rate times the actual number of days in the applicable Billing Cycle divided by 365. Finance charges are calculated on purchases from the date of the purchase or the first day of the Billing Cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed on purchases if all balances shown in the billing statement are paid by the due date, which is 25 days after the billing date. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, First NBC generally treats the date before posting as the transaction date for cash advance checks.

     The Trust Portfolio includes fixed rate and variable rate credit card accounts. Generally, fixed annual percentage rates range from 5.9% to 21.0%, and variable rates range from prime plus 4.0% per annum to prime plus 8.4% per annum. First NBC imposes no minimum finance charge. Certain accounts in the Trust Portfolio may include a structure by which a portion of finance charges, annual fees, cash advance fees or purchase volume are rebated to agent banks or affinity groups.

     A portion of the accounts require payment of annual fees (generally ranging from $5.00 to $40.00), although under various marketing programs these fees may be waived or rebated. First NBC also assesses late fees (generally $10.00 to $20.00), overlimit fees (generally $10.00 to $15.00) and returned check charges (generally $15.00). First NBC assesses a cash advance fee, generally 2.5% of the cash advance amount, with a minimum fee of $2.50 and a maximum fee of $20.00.

     Payments in respect of the Accounts are processed by the FCSC (on behalf of the Servicer) and are generally allocated at the end of the applicable Billing Cycle to the outstanding balance of such Accounts in the following order: (i) to fees assessed on the account, (ii) to finance charges, and (iii) to the unpaid principal balance of purchases.

Delinquency and Loss Experience

     An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement.
An account may be restricted for subsequent activity until the customer makes all past due payments. Account restrictions may be instituted within a range of one to 40 days delinquency, based upon the customer's internal "behavioral score" and credit bureau score. Generally, once a customer is four payments delinquent, the account is permanently closed.

     Efforts to collect contractually delinquent credit card receivables include statement messages, telephone calls and formal collection letters. First NBC updates monthly an internal "behavioral score", developed with Fair, Isaac and Company, Inc., for each cardholder based upon payment and transaction history. Each cardholder's credit bureau score, under a credit scoring model developed with Fair, Isaac and Company, Inc., is also updated quarterly. The behavioral score and the credit bureau score are used to prioritize accounts for initial contact with the objective of contacting the highest risk and balance accounts first.

     Accounts are worked continually at each stage of delinquency. Accounts are charged off at 179 days delinquent, except for bankruptcy and deceased losses, which are charged off within 45 days of notification. Charged off accounts are placed with collection personnel at First NBC, outside collection agencies or outside attorneys.

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Bank Portfolio of credit card accounts. The Bank Portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio of credit card accounts. As of the beginning of the day on ___________ __, 1997, the Receivables in the Trust Portfolio represented approximatortfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.


                                             Delinquency Experience Bank Portfolio(1)(2)
                                                        (Dollars in thousands)
                                                           as of December 31
                                   --------------------------------------------------------------
                          1996                      1995                       1994                      1993
                ------------------------   ------------------------  -----------------------    -----------------------

                              Percentage                 Percentage               Percentage                Percentage
                               of Total                   of Total                 of Total                  of Total
                 Receivables  Receivables  Receivables  Receivables  Receivables  Receivables  Receivables  Receivables

Receivables
 Outstanding(3)  $                          $                         $                         $

Receivables
Delinquent....

  31 - 60 Days   $                %        $                 %       $                %        $                %

  61 - 90 Days                    %                          %                        %                         %

  91-120 Days                     %                          %                        %                         %

  121 Days Or
 More.........  ____              %       ____               %       ____             %        ____             %

       Total..  $                 %       $                  %       $                %        $                %
                ====                      ====                       ====                      ====


---------------------
(1)   The above information is for First NBC's First Bankcard Division only. Amounts have not been restated for acquisitions of
      portfolios from the Corporation's acquired banks which were accounted for as poolings-of-interests.

(2) The above information includes the private label portfolio guaranteed by USAF Services ("USAF"). These balances are charged back to USAF at 90 days past due. The balances in such accounts and the related delinquencies at December 31, 1996, 1995, 1994 and 1993, respectively, were: $______ outstanding, ____% delinquent;
      $_________ outstanding, ____% delinquent; $_______ outstanding, _____% delinquent; and $_________ outstanding, ____% delinquent.

(3) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.


                                                         Loss Experience(1)(2)
                                                             Bank Portfolio
                                                         (Dollars in Thousands)




                                                          Year Ended December 31

                                1996                      1995                     1994                       1993
                              --------                  --------                 --------                   --------

                                    Percentage                Percentage                Percentage                Percentage
                                     of Total                  of Total                 of Total                  of Total
                       Receivables  Receivables  Receivables  Receivables Receivables  Receivables  Receivables  Receivables


Average Receivables
Outstanding(3)........     $                          $                        $                        $

 Gross Charge-Offs(4).     $            %             $            %           $            %           $            %
  %

 Recoveries...........                  %             -            %                        %           -            %

Net Charge-Offs.......     $            %             $            %           $            %           $            %
                           =                          =                        =                        =

______________________

(1) The above information is for First NBC's First BankCard Division only. Amounts have not been restated for acquisitions of portfolios from the Corporation's acquired banks which were accounted for as poolings-of-interests.

(2) Interest and fees on charged off accounts are reversed from finance charge revenues and fee income accounts, respectively, and are not included in charge-offs.

(3) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(4) Gross Charge-Offs are total principal charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

Interchange

     The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. For administrative convenience, the Transferor may exclude from the calculation of Interchange certain interchange received from merchants for whom First NBC acts as the MasterCard or VISA clearing bank. Interchange arising under the Accounts will be allocated to the Certificates on the basis of the percentage equivalent of the ratio of
(i) the Floating Investor Percentage of cardholder charges for goods and services in the Accounts to (ii) the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by First NBC, as reasonably estimated by the Transferor. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Monthly Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates - Servicing Compensation and Payment of Expenses" herein and "First NBC's Credit Card Activities - Interchange" in the Prospectus.

                          THE RECEIVABLES

     The Receivables in the Trust Portfolio, as of the beginning of the day on _________, 199_, included $______ of Principal Receivables and $______ of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $_______ and an average credit limit of $_______. The percentage of the aggregate total Receivable balance
to the aggregate total credit limit was    %. The average age of the
Accounts was approximately ___ months. As of the beginning of the day on ___________ ____, 199_, Receivables arising in Acounts in agent bank, affinity or military relationship programs made up approximately __% in the aggregate of the total Receivables in the Trust Portfolio, of which approximately __% arose in the single largest program of this type. See "Risk Factors -- Affinity Programs" in the Prospectus. As
of such date,   % of the Accounts were standard accounts and   % were
premium accounts, and the aggregate Principal Receivable balances of standard acounts and Premium accounts, as a percentage of the total
aggregate Principal Receivables, were         % and      %,
respectively.  Because over     % of the cardholders whose Accounts
are included in the Trust Portfolio had a billing address in Louisiana and the surrounding states, the Trust Portfolio as a whole may be adversely affected by material adverse legal, economic and social changes in Louisiana and surrounding states. See "Risk Factors -- Effect of Social, Legal and Economic Factors on Credit Card Usage" in the Prospectus. As of the beginning of the day on _________ ____, 199_, Receivables arising in accounts in First NBC's military programs made up approximately __% in the aggregate of the total Receivables in the Trust Portfolio. See "Risk Factors -- Effects of Applicable Law -- Limitations Imposed by Consumer Protection Laws" in the Prospectus.

     The following tables summarize the Trust Portfolio by various criteria as of the [beginning of the day on __________ __, 199_] [dates indicated]. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.



                  Composition by Account Balance
                        the Trust Portfolio


                                      Percentage
                                       of Total                  Percentage of
                          Number of    Number of                    Total
Account Balance Range     Accounts     Accounts    Receivables    Receivables
---------------------    ----------   ----------   -----------   -------------
Credit Balance...........
No Balance...............
$.01 - $5,000.00.........
$5,000.01 - $10,000.00...
$10,000.01 - $15,000.00..
$15,000.01 - $20,000.00..
$20,000.01 - $25,000.00..
$25,000.01 or More.......
      TOTAL..............                    100.0%                 100.0%
                                             =====                  =====


                    Composition by Credit Limit
                        the Trust Portfolio


                                           Percentage
                                            of Total               Percentage of
                                 Number of  Number of                 Total
Credit Limit Range                Accounts  Accounts  Receivables  Receivables
------------------               ---------  --------- -----------  ------------
Less than or equal to $5,000.00..
$5,000.01 - $10,000.00...........
$10,000.01 - $15,000.00..........
$15,000.01 - $20,000.00..........
$20,000.01 - $25,000.00..........
$25,000.01 or More...............
      TOTAL......................            100.0%                   100.0%
                                             =====                    =====

                          Composition by Period of Delinquency
                                 the Trust Portfolio

                                           Percentage
                                             of Total              Percentage of
Period of Delinquency            Number of  Number of                 Total
(Days Contractually Delinquent)  Accounts    Accounts  Receivables Receivables
-------------------------------  --------- ----------  ----------- ------------
Not Delinquent.................
Up to 30 Days..................
31 to 60 Days..................
61 to 90 Days..................
91 or More Days................
      TOTAL....................               100.0%                  100.0%
                                              =====                   =====


                                   Composition by Account Age
                                       the Trust Portfolio

                                     Percentage
                                      of Total                   Percentage of
                           Number of    Number of                     Total
Account Balance Range      Accounts    Accounts     Receivables    Receivables
---------------------      ---------   ----------   -----------    -----------
Not More than 6 Months......
Over 6 Months to 12 Months..
Over 12 Months to 24 Months.
Over 24 Months to 36 Months.
Over 36 Months to 48 Months.
Over 48 Months to 60 Months.
Over 60 Months to 72 Months.
Over 72 Months..............
      TOTAL.................             100.0%                      100.0%
                                         =====                       =====


                               Geographic Distribution of Accounts
                                      the Trust Portfolio

                                      Percentage
                                       of Total
                          Number of    Number of
State(1)                   Accounts    Accounts    Receivables    Receivables
-----                     ---------    ---------   -----------    -----------
Alabama.................
Louisiana...............
[List other material
states]

------------------------

(1) No more than __% of the aggregate principal balance of the Receivables as of the Cut-Off Date were represented by Receivables owed by obligors located in any state other than those listed in this table.

                       MATURITY ASSUMPTIONS

     The Agreement provides that Class A Holders will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Class B Holders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

     Controlled Accumulation Period. On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections,
(b) the "Controlled Deposit Amount" for such Monthly Period (which equals the sum of the Controlled Accumulation Amount for such Monthly Period and any portion of the Controlled Accumulation Amount for any prior Monthly Period that was not deposited in the Principal Funding Account) and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account (the "Principal Funding Account") established by the Servicer until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Holders on each Distribution Date until the earlier of the date the Class B Investor Interest has been paid in full and the Series 199_-_ Termination Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 199_-_ Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Holders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Holders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

     Rapid Amortization Period. If a Pay Out Event occurs, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Holders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Holders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 199_-_ Termination Date. After the Class A Certificates have been paid in full and if the Series 199_-_ Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 199_-_ Termination Date.

     Pay Out Events. A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Holders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor,
(c) certain insolvency events involving the Transferor, (d) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate that is less than the average of the Base Rates for such period, (e) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the failure of the Transferor to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Holders, (h) insufficient monies in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, or (i) the Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement. See "Description of the Certificates - Pay Out Events." The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period, and the Monthly Investor Servicing Fee for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of Reallocated Investor Finance Charge Collections, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

     Paired Series. The Transferor may cause the Trust to issue another Series as a Paired Series with respect to Series 199_-_. Although no assurance can be given as to whether such other Series will be issued and, if issued, the specific terms thereof, the outstanding principal amount of such Series may vary from time to time whether or not a Pay Out Event occurs with respect to Series 199_-_, and the interest rate with respect to certificates of such Series will be established on the date of issuance of such Series and may be reset periodically. Further, the Pay Out Events with respect to such other Series may vary from the Pay Out Events with respect to Series 199_-_ and may include Pay Out Events which are unrelated to the status of the Transferor, the Servicer or the Receivables, such as events related to the continued availability and rating of certain providers of Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Holders may be delayed. In particular, the numerator of the Fixed Allocation Percentage may be changed upon the occurrence of a Pay Out Event with respect to a Paired Series resulting in a possible reduction of the percentage of collections of Principal Receivables allocated to the Holders and a possible delrs. See "Description of the Certificates - Allocation Percentages" and "- Paired Series" herein.

     Payment Rates. The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.



                   Cardholder Monthly Payment Rates
                            Bank Portfolio



                                          Year Ended December 31
                                 -----------------------------------------
                                  1996        1995        1994        1993
                  ----        ----        ----        ----
        Lowest Month...........     %           %           %           %
        Highest Month..........     %           %           %           %
        Monthly Average........     %           %           %           %


     Currently, cardholders must make a monthly minimum payment at least equal to the greater of (i) [2.5% or 10% (depending upon the program)] of the statement balance (excluding any disputed amounts) plus past due amounts and (ii) a stated minimum payment (generally $10) plus past due amounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates could be significantly reduced or increased.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described under "Description of the Certificates-Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively. See "Maturity Assumptions" and "Risk Factors - Payments Other than at Expected Maturity" in the Prospectus.

                    RECEIVABLE YIELD CONSIDERATIONS

     The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the four calendar years contained in the period ended December 31, 1996 are set forth in the following table.

     The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Transferor believes that during the four calendar years contained in the period ended December 31, 1996, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of any annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the Prospectus.

                      Bank Portfolio Yield(1)(2)
                        (Dollars in Thousands)



                                               Year Ended December 31
                                     -----------------------------------------
                                       1996        1995        1994      1993
                                     -------    --------     -------   -------
Average Receivables Outstanding (3)...     $           $           $         $
Total Finance Charges and Fees (3)(4).     $           $           $         $
     Total Finance Charges and Fees
     as a percentage of Average
     Receivables Outstanding..........     %           %           %         %

(1) Amounts have not been restated for acquisitions of portfolios from the Corporation's acquired banks which were accounted for as poolings-of-interests.

(2) Interest and fees on charged off accounts are reversed from finance charge revenues and fee income accounts, respectively, and are not included in charge-offs.

(3) Fees include Annual Fees, Interchange, Cash Advance Fees, Late Fees, Overlimit Fees and Other Fees as allocated to the Bank
     Portfolio.

(4) Finance Charges and Fees are presented net of adjustments pursuant to First NBC's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.

     The revenue for the Bank Portfolio of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual yield with respect to Receivables may be different from that set forth above for the Bank Portfolio. See "First NBC's Credit Card Portfolio" herein and "First NBC Credit Card Activities" in the Prospectus.


               FIRST NBC AND FIRST COMMERCE CORPORATION

       First NBC is a national banking association and a wholly owned subsidiary of First Commerce Corporation (the "Corporation"). The Bank's main office is located at 210 Baronne Street, New Orleans, Louisiana 70112, telephone (504) 623-1371. The Corporation is a Louisiana corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and maintains its headquarters in New Orleans, Louisiana. As of December 31, 1996, First NBC had assets of $5.9 billion and stockholder's equity of $374 million. As of December 31, 1996, the Corporation had assets of $9.2 billion and stockholders' equity of $724 million. The Corporation has six wholly owned bank subsidiaries, each in Louisiana: the Bank, City National Bank of Baton Rouge, Central Bank (Monroe), The First National Bank of Lafayette, Rapides Bank & Trust Company in Alexandria and The First National Bank of Lake Charles, which offer a full range of banking and related financial services to commercial and consumer customers, including numerous types of interest-bearing and noninterest-bearing deposit accounts, commercial and consumer loans (including credit card loans), credit card merchant services, trust services, correspondent banking services and safe deposit facilities.

                    DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement and the Series 199_-__ Supplement. Pursuant to the Agreement, the Transferor and the Trustee may execute further series supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 199_-__ Supplement. See "Description of the Certificates" in the Prospectus for additional information concerning the Certificates and the Agreement.

General

     The Certificates will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the Class A Rate for the related Interest Period funded from collections of Finance Charge Receivables and payments of principal on the Class A Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date during the Rapid Amortization Period, funded from collections of Principal Receivables allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Rate for the related Interest Period, and payments of principal on the Class B Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date during the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class A Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class B Certificate also represents the right to receive payments from Excess Spread, Reallocated Collateral Prins and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Holders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

     [Application will be made to list the Certificates on the Luxembourg Stock Exchange.]

     The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Certificates are issued, all references herein to actions by Class A Holders and/or Class B Holders shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Class A Holders and/or Class B Holders shall refer to distributions, notices, reports and statements to DTC or Cedel, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Holders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cede and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates - General," "-Book-Entry Registration" and "- Definitive Certificates" in the Prospectus.

Interest Payments

       Interest will accrue on the Class A Certificates at the Class A Rate and on the Class B Certificates at the Class B Rate from the Closing Date. Interest will be distributed to Holders on ______ 15, 199_ and on each Distribution Date thereafter. Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest," and collectively, the "Additional Interest"). Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date on which such overdue interest first became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates.

     "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of Reallocated Investor Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date (up to the Class A Covered Amount for such Transfer Date) and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 199_-__ Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of Reallocated Investor Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

     The Class A Certificates will bear interest from the Closing Date through ________ _, 199_, and from ________ _, 199_ through ________
_, 199_ and with respect to each Interest Period thereafter, at a rate of ___% per annum [above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period] (the "Class A Rate"). The Class B Certificates will bear interest from the Closing Date through ________ _, 199_, and from ________ _, 199_ through
________ _, 199_ and with respect to each Interest Period thereafter, at a rate of ___% per annum [above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period] (the "Class B Rate").

       [The Trustee will determine LIBOR on ________ _, 199_ for the period from the Closing Date through ________ _, 199_, on ________ _, 199_, for the period from ________ _, 199_ through ________ _, 199_, and for each Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

       "Interest Period" means, with respect to any Distribution Date, the period from and including the previous Distribution Date through the day preceding such Distribution Date, except the initial Interest Period will be the period from and including the Closing Date through the day preceding the initial Distribution Date.

     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period) which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London Time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks (as defined below) at approximately 11:00 a.m., London Time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading international banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). If the banks selected by the Servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period will be LIBOR in effect for the immediately preceding Interest Period.

       "Reference Banks" means three major banks in the London interbank market selected by the Servicer.

       The Class A Rate and the Class B Rate applicable to the current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate the Trust Office at (__)
____- ____.

       Interest on the Certificates will be calculated on the basis of [the actual number of days in the Interest Period] [twelve 30-day months] and a 360-day year.

Principal Payments

     On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections or, under certain circumstances, deposited into the Excess Funding Account.

     On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Holders on the Class A Scheduled Payment Date. After the Class A Investor Interest has been paid or provided for in full, on each Transfer Date during the Controlled Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Holders until the Class B Investor Interest has been paid in full. Such amounts in the Distribution Account will be paid to the Class B Holders on the Class B Scheduled Payment Date. On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, a portion of collections of Principal Receivables allocable to the Investor Interest will be applied in accordance with the Loan Agreement to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment to the Class B Holders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections or, under certain circumstances, deposited into the Excess Funding Account.

     "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts, in each case which are allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund interest on the Certificates or the Class A Servicing Fee or Class B Servicing Fee, plus (b) any Shared Principal Collections with respect to other Principal Sharing Series that are allocated to Series [199_-_].

     On each Distribution Date commencing with the first Distribution Date following the date the Rapid Amortization Period begins, the Class A Holders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are paid in full and the Series 199_-__ Termination Date. After payment in full of the Class A Investor Interest, the Class B Holders will be entitled to receive on each Distribution Date during the Rapid Amortization Period Available Investor Principal Collections until the earlier of the date the Class B Certificates are paid in full and the Series 199_-__ Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Series 199_-__ Termination Date) and on the Series 199_-_ Termination Date, Available Investor Principal Collections until the earlier of the date the Collateral Interest is paid in full and the Series 199_-__ Termination Date. See "- Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

Postponement of Controlled Accumulation Period

     Upon written notice to the Trustee, the Transferor and each Rating Agency, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than _____ months. On each Determination Date on or after the ________ Determination Date, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is a number of months such that the amount available for distribution of principal on the Class A Certificates on the Class A Scheduled Payment Date is expected to equal or exceed the Class A Investor Interest, assuming (a) the expected monthly collections of Principal Receivables expected to be distributable to the Holders of all Series have a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months, (b) the amount of principal expected to be distributable to Holders of all Series remains constant at the level on such date of determination, (c) no Pay Out Event with respect to any Series will subsequently occur and (d) no additional Series will be subsequently issued. If the Accumulation Period Length is less than ______ months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

Subordination

     The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Holders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Holders will be reduced. See "- Allocation Percentages," "- Reallocation of Cash Flows" and "- Application of Collections - Excess Spread."

Allocation Percentages

       Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Transferor Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Net Default Amounts and Net Recoveries with respect to such Monthly Period.

     Collections of Finance Charge Receivables, Net Default Amounts and Net Recoveries at all times, and collections of Principal Receivables during the Revolving Period, will be allocated to the Investor Interest based on the Floating Investor Percentage. Collections of Finance Charge Receivables that are so allocated will then be reallocated among all Series in Group I as described in the "Description of the Certificates - Reallocations Among Certificates of Different Series within a Reallocation Group" in the Prospectus.

     The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (a) the Aggregate Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Aggregate Principal Receivables as of the close of business on the day immediately preceding the Closing Date) and (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Net Default Amounts, Net Recoveries or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that if one or more Reset Dates occur in a Monthly Period, the Floating Investor Percentage for the portion of the Monthly Period falling after each such Reset Date (the "subject Reset Date") and prior to the earlier of the last day of the current Monthly Period and any subsequent Reset Date shall be determined using a denominator equal to the greater of the amounts specified in clause (a) and (b) above determined as of the subject Reset Date.

       The amounts so allocated (or reallocated) will be further allocated between the Class A Holders, Class B Holders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing
Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

     Collections of Principal Receivables during the Controlled Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (a) the Aggregate Principal Receivables as of the close of business on the last day of the prior Monthly Period (or with respect to the first Monthly Period, the Aggregate Principal Receivables as of the close of business on the day immediately preceding the Closing Date) and (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, that (x) if Series 199_-_ is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Adjusted Investor Interest (less the balance on deposit in the Principal Account) as of the last day of the revolving period for such Paired Series); and (y) if one or more Reset Dates occur in a Monthly Period, the Fixed Investor Percentage for the portion of the Monthly Period falling after each such Reset Date (the "subject Reset Date") and prior to the earlier of the last day of the current Monthly Period and any subsequent Reset Date shall be determined using a denominator equal to the greater of the amounts specified in clause (a) and (b) above determined as of the subject Reset Date.

       The amounts so allocated will be further allocated between the Class A Holders, the Class B Holders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the numerator used in determining the related Fixed Investor Percentage; provided, that if Series 199_-_ is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Class A Adjusted Investor Interest (less the balance on deposit in the Principal Account) as of the last day of the revolving period for such Paired Series. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the numerator used in determining the related Fixed Investor Percentage; provided, that if Series 199_- is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designated a different numerator (provided that such numerator is not less than the Class B Investor Interest (less, if the Class A Fixed Allocation is zero, the balance on deposit in the Principal Account and the Principal Funding Account, in each case to the extent not subtracted in reducing the Class A Fixed Allocation to zero) as of the last day of the revolving period for such Paired Series.

       "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to then current Class A Investor Interest, minus the Principal Funding Account Balance (up to the Class A Invested Amount) on such date.

       "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Holders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

     "Class B Investor Interest" for any date means an amount equal to
(a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Holders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "- Defaulted Receivables; Investor Charge-Offs," plus (f) the aggregate amount of Excess Spread allocated to the Certificates and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

     "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus
(e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "- Defaulted Receivables; Investor Charge-Offs," plus
(f) the aggregate amount of Excess Spread allocated to the Certificates and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c),
(d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

       "Reset Date" means each of (a) any date on which Receivables in Additional Accounts are conveyed to the Trust, (b) any date on which Accounts are removed from the Trust and on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust and (c) a date on which there is an increase in the Investor Interest under any Variable Interest issued by the Trust.

       "Variable Interest" means either of (a) any certificate that is designated as a variable funding certificate in the related Series Supplement and (b) any Purchased Interest sold as permitted by an Agreement.

Reallocation of Cash Flows

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 199_-__ and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer
Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Holders. In such case, the Class A Holders will bear directly the credit and other risks associated with their interests in the Trust. See "- Defaulted Receivables; Investor Charge-Offs."

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, and
(ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 199_-__ not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Holders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest), and the Class B Holders will bear directly the credit and other risks associated with their interests in the Trust. See "- Defaulted Receivables; Investor Charge-Offs."

     Reductions of the Class A Investor Interest or Class B Investor Interest described above will be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "- Application of Collections - Excess Spread." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

     "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

     "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

       "Reallocated Principal Collections" for any Monthly Period means the sum of (a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral
Principal Collections such Monthly Period, if any.

Application of Collections

       Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as First NBC remains the Servicer under the Agreement and
(a) (i) the Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of the Servicer acceptable to the Rating Agencies and (ii) the Rating Agency Condition shall have been satisfied with respect to reliance on such letter of credit or other credit enhancement or (b) the certificate of deposit or unsecured short-term debt obligations of the Transferor are rated P-1 by Moody's and at least A-1 by Standard & Poor's (and, if rated by Fitch Investors Service, L.P. ("Fitch"), at least F-1 by Fitch) and insured by either BIF or SAIF or (c) the Transferor makes other arrangements satisfactory to each Rating Agency rating any Series then outstanding, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied. The Pooling and Servicing Agreement provides, that before the Conversion Date, the Servicer will make such deposits and payments based on the assumption that all collections received by the Servicer with respect to the Receivables in each Billing Cycle are collections of Finance Charge Receivables up to the amount of Finance Charge Receivables billed with respect to Receivables in such Billing Cycle (with respect to each Billing Cycle, the "Billed Finance Charge Receivables") and collections in excess of the Billed Finance Charge Receivables are collections of Principal Receivables. The term "Aggregate Principal Receivables" means in the case of any date of determination which occurs before the Conversion Date, the aggregate amount of Principal Receivables as of the end of the Billing Cycles during the Monthly Period immediately preceding such date of determination or, in the case of any date of determination which occurs on or after the Conversion Date, the aggregate amount of Principal Receivables as of the end of the last day of the Monthly Period immediately preceding such date of determination.

       Whether the Servicer is required to make monthly or daily deposits into the Collection Account, (i) the Servicer will only be required to deposit Collections into the Collection Account or from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Holders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in any such deposit account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from such an account.

       Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following manner:

       (a)  On each Transfer Date, an amount equal to the Class A
     Available Funds will be distributed in the following priority:

               (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Holders on such Distribution Date;

               (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

               (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal
          Collections and deposited into the Principal Account for such Transfer Date; and

                (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "- Excess Spread."

       (b)  On each Transfer Date, an amount equal to the Class B
     Available Funds will be distributed in the following priority:

                (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Holders on such Distribution Date;

               (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class
          B Servicing Fee, will be paid to the Servicer; and

              (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "- Excess Spread."

       (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

               (i) if First NBC is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related
          Monthly Period, plus the amount of any overdue Collateral
          Interest Servicing Fee, will be paid to the Servicer; and

              (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "- Excess Spread."

       "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360] [one-twelfth, or in the case of the initial Distribution Date, _______] and (iii) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Rate for the period from the Closing Date through ________ __, 199_.

       "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Rate for the related Interest Period, (ii) [the actual number of days in such Interest Period divided by 360] [one-twelfth, or in the case of the initial Distribution Date, _______] and (iii) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Rate for the period from the Closing Date through ________ __, 199_.

       "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of Reallocated Investor Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

     "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a) (iv), clause (b) (iii) and clause (c) (ii) above. To the extent such amounts are insufficient to make the distributions required by subparagraphs (a) through (i) below under "- Excess Spread," Excess Spread shall also be deemed to include any Excess Finance Charge Collections allocable to other Series available to Series 199_-_ in accordance with the Agreement.

     Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

       (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause
     (a)(i) above under "- Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a) (ii) above under "- Payment of Interest, Fees and Other Items" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a) (iii) above under "- Payment of Interest, Fees and Other Items";

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "- Payments of Principal" below;

       (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b) (i) above under "- Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b) (ii) above under "- Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "- Payments of Principal" below;

       (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Holders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "- Payments of Principal" below;

          (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

          (f) if First NBC or the Trustee is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral
     Interest Servicing Fee, will be paid to the Servicer;

          (g) an amount equal to the aggregate Collateral Investor Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "- Payments of Principal" below;

          (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "- Payments of Principal" below;

          (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "- Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

       (j) an amount equal to all other amounts due under the Loan Agreement (to the extent payable out of Excess Spread or Excess Finance Charge Collections) shall be distributed in accordance with the Loan Agreement; and

       (k) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (j) above, will constitute "Excess Finance Charge Collections" to be applied with respect to other Series in accordance with the Agreement.

       "Collateral Monthly Interest" with respect to any Transfer Date will equal the product of (a) an amount equal to LIBOR plus 1.0% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest as of the related Record Date; provided, however, with respect to the first Distribution Date, Collateral Monthly Interest will be equal to the sum of (A) the product of (x) the Collateral Rate, determined as described herein using a[n] ____________ __, 1997 LIBOR Determination Date, (y) the actual number of days during the period from the Closing Date through ___________ __, 1997 divided by 360 and (z) the Collateral Interest as of the Closing Date, plus (B) the product of (x) the Collateral Rate, determined as described herein using a[n] __________ __, 1997 LIBOR Determination Date, (y) the actual number of days during the period from __________ __, 1997 through __________ __, 1997 divided by 360 and (z) the Collateral Interest as of the Closing Date.

       Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "- Principal Payments" above) on deposit in the Principal Account in the following manner:

       (a)  on each Transfer Date with respect to the Revolving
     Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

               (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

               (ii) the balance will be treated as Shared Principal Collections and applied as described under "Description of the Certificates - Shared Principal Collections" herein and in the Prospectus;

          (b) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

               (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed to the Class
          A Holders (during the Rapid Amortization Period); and

              (ii) for each Transfer Date after the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Holders;

          (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and

          (d) on each Transfer Date with respect to the Controlled Accumulation Period and Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to
     (b) and (c) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates - Shared Principal Collections" herein and in the Prospectus.

     "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

     "Class B Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, after the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

     "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (3) of the proviso in the definition thereof an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Holders and the Class B Holders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or Rapid Amortization Period an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Holders and the Class B Holders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

       "Controlled Accumulation Amount" means for any Transfer Date with respect to the Controlled Accumulation Period, prior to the
payment in full of the Class A Investor Interest, $         ;
provided, however, that if the commencement of the Controlled Accumulation Period is modified as described above under "- Postponement of Controlled Accumulation Period," (i) the Controlled Accumulation Amount for each Transfer Date with respect to the Controlled Accumulation Period shall mean the amount determined in accordance with the Agreement on the date on which the Controlled Accumulation Period has most recently been modified and (ii) the sum of the Controlled Accumulation Amounts for all Transfer Dates with respect to the modified Controlled Accumulation Period shall not be less than the Class A Investor Interest.

Shared Excess Finance Charge Collections

     Each Series in Group I, including Series 199_-_, will be an Excess Allocation Series. To the extent that collections of Finance Charge Receivables allocated to the Investor Interest (and any other amounts that are to be treated as collections of Finance Charge Receivables allocated to the Investor Interest) are not needed to make payment in respect of the Investor Interest as described above under "- Application of Collections - Payment of Interest, Fees and Other Items" and "- Excess Spread," such Excess Finance Charge Collections will be applied to make payments in respect of other Series in Group I entitled to share therein in accordance with the Agreement. In addition, Excess Finance Charge Collections with respect to certain other Series in Group I, to the extent not required to make payments in respect of such Series, may be applied to cover shortfalls in amounts payable from Excess Spread as described above under "- Application of Collections - Excess Spread" (as well as shortfalls experienced by other Series).

Shared Principal Collections

     Series 1996_-_ is a Principal Sharing Series. Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest (and not allocated as Reallocated Principal Collections) will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Holders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Holders and any similar amount remaining for any other Series ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Principal Sharing Series entitled thereto which have not been covered out of the Collections of Principal Receivables allocable to such Principal Sharing Series and certain other amounts for such Series ("Principal Shortfalls").
Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Principal Sharing Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Transferor Certificate or, under certain circumstances, deposited into the Excess Funding Account.

Defeasance

       Pursuant to the Agreement, the Transferor may be discharged from its substantive obligations in respect of the Certificates or in respect of any or all Series issued by the Trust (in any case, the "Defeased Series") by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, from amounts representing or acquired with collections on the Receivables (allocable to the Defeased Series and available to purchase additional Receivables) monies or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to the Collateral Interest Holder or any Credit Enhancement Provider, as the case may be, for the Defeased Series. To achieve that end, the Transferor has the right to use collections on Receivables to purchase Permitted Investments rather than additional Receivables. Prior to its first exercise of its right to substitute monies or Permitted Investments for Receivables, the Transferor shall deliver to the Trustee an opinion of counsel that such deposit and discharge of obligations will not be treated for United States federal income tax purposes as a sale or exchange by the holders of the Defeased Series and the Rating Agency Condition shall have been satisfied. In addition, the Transferor must comply with certain other requirements set forth in the Agreement, including requirements that the Transferor deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that the Transferor deliver to the Trustee and certain Credit Enhancement Providers a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Transferor, such deposit and discharge of obligations will not at the time of its occurrence cause a Pay-Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay-Out Event, to occur with respect to any Series issued by the Trust. If the Transferor discharges its substantive obligations in respect of a Defeased Series, any Enhancement for the affected Series might no longer be available to make payments with respect thereto.

Required Collateral Interest

     The "Required Collateral Interest" with respect to any Transfer
Date means (i) initially $       and (ii) thereafter on each Transfer
Date an amount equal to ___% of the sum of the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, plus the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less
than $        ; provided, however, (1) that if certain reductions in
the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

     "Rating Agency Condition" means the notification in writing by each Rating Agency that a proposed action will not result in such Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.

     With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement or will be applied as Excess Finance Charge Collections. See "- Application of Collections - Excess Spread."

Defaulted Receivables; Investor Charge-Offs

       On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (a) the Floating Investor Percentage with respect to such Monthly Period (which shall be calculated on a weighted average basis if a Reset Date occurred during that Monthly Period) and (b) the Net Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Holders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Holders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Investor Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

     On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Holders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "- Application of Collections - Excess Spread."

       On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "- Application of Collections - Excess Spread."

       On each Transfer Date, if the Collateral Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "- Application of Collections - Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Investor Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "- Application of Collections - Excess Spread."

Principal Funding Account

     Pursuant to the Series 199_-_ Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Holders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Principal Sharing Series, if any, allocated to Series 199_-_ from the Principal Account to the Principal Funding Account as described under "- Application of Collections."

       Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest on the Class A Certificates in an amount up to, for each Transfer Date, the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Rate in effect with respect to the related Interest Period and
(c) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date (the "Class A Covered Amount"). If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") shall be withdrawn, to the extent available, from the Reserve Account and deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of Class A Monthly Interest.

Reserve Account

     Pursuant to the Series 199_-_ Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Holders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "- Application of Collections - Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Agreement may require. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) __% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor; provided, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 199_-_. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

     On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of
(a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Class A Principal Funding Investment Shortfall with respect to such Transfer Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

     The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of
(i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Holders.

Paired Series

       Series 199_-_ may be paired with one or more other Series (each a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a Pre-Funding Account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will be a Variable Interest. Any such Pre-Funding Account will be held for the benefit of such Paired Series and not for the benefit of the Holders. As principal is deposited into the Principal Funding Account with respect to the Certificates, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in the Pre-Funding Account for such prefunded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series which is a Variable Interest, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the investor interest of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate investor interest of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the payments of principal of the Certificates since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates - Exchanges" in the Prospectus.
There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Holder. In particular, the denominator of the Fixed Allocation Percentage may be reduced upon the occurrence of a Pay Out Event with respect to a Paired Series resulting in a possible reduction of the percentage of collections of Principal Receivables allocated to the Holders and possible delays in payments to the Holders. See "Maturity Assumptions" herein.

Pay Out Events

     As described above, the Revolving Period will continue through _______ (unless such date is postponed as described under "-
Postponement of Controlled Accumulation Period"), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

          (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement, which failure has a material adverse effect on the Holders (which determination shall be made without regard to the existence of the Collateral Interest) and which continues for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Holders (which determination shall be made without regard to the existence of the Collateral Interest) for such period;

          (b) any representation or warranty made by the Transferor in the Agreement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Holders are materially and adversely affected (which determination shall be made without regard to the existence of the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

          (c) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average of the Base Rates for such period;

          (d) a failure by the Transferor to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

          (e) any Servicer Default occurs which would have a material adverse effect on the Holders;

          (f) insufficient moneys in the Distribution Account to pay the Class A Investor Interest on the Class A Scheduled Payment Date or the Class B Investor Interest on the Class B Scheduled Payment Date;

          (g) certain events of insolvency, conservatorship or receivership relating to the Transferor;

          (h) the Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

          (i) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Holders and the Collateral Interest Holder evidencing undivided interests aggregating more than 50% of the Investor Interest, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Holders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or (i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Holders, the Collateral Interest Holder or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Holders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than __________, the scheduled commencement of the Controlled Accumulation Period, Holders will be receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

       See "Description of the Certificates - Pay Out Events" in the Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Transferor.

Servicing Compensation and Payment of Expenses

       The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Monthly Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.00% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Monthly Investor Servicing Fee
shall be equal to $         .  On each Transfer Date, but only if
First NBC or the Trustee is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account will be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Monthly Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which First NBC is the Servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange, provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) 1.0%. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Monthly Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Holders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

       The share of the Monthly Investor Servicing Fee allocable to the Class A Holders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a)
the Class A Floating Allocation, (b) the Net Servicing Fee Rate and
(c) the Adjusted Investor Interest as of the last day of the Monthly
Period preceding such Transfer Date; provided however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be
equal to $                . The share of the Monthly Investor Servicing Fee
allocable to the Class B Holders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date, provided however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to
$       . The share of the Monthly Investor Servicing Fee allocable to the
Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the
last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral
Interest Servicing Fee shall be equal to $    .  The "Net Servicing
Fee Rate" shall mean (a) so long as First NBC is the Servicer, 0.50% per annum, (b) so long as the Trustee is the Servicer, 1.00% per annum, and (c) so long as a Person other than First NBC or the Trustee is the Servicer, 2.00% per annum. The remainder of the Servicing Fee shall be paid by the holder of the Transferor Certificate or other
Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. In no event shall the Trust, the Trustee, the Holders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "- Application of Collections."

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Holders other than federal, state and local income and franchise taxes, if any, of the Trust.

Reports to Holders

     On each Transfer Date, the Trustee will forward to each Holder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates - Reports to Holders" in the Prospectus. In addition, such statement will include (a) the amount, if any, withdrawn from the Principal Funding Account for such Transfer Date, and (b) the Collateral Interest, if any, for such Transfer Date.

                             UNDERWRITING

       Subject to the terms and conditions set forth in the Class A Underwriting Agreement (the "Class A Underwriting Agreement") between the Transferor and the Class A Underwriters named below (the "Class A Underwriters"), and the terms and conditions set forth in the Class B Underwriting Agreement (the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Transferor and the Class B Underwriters named below (the "Class B Underwriters," and together with the Class A Underwriters, the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                               Principal Amount of
Class A Underwriters           Class A Certificates
--------------------           --------------------
 ..........................     $
 ..........................
     Total................


                               Principal Amount of
Class B Underwriters           Class B Certificates
--------------------           --------------------
 ..........................     $
 ..........................
     Total................


       In addition, _______________, as selling agent will directly offer $____________ aggregate principal amount of the Class A
Certificates and $____________ aggregate principal amount of Class B
Certificates.

       The _____________ has an arrangement with _____________ under which it may act as selling agent for the Certificates at the same prices, concessions and discounts to dealers applicable to the Underwriters.

       In the Class A Underwriting Agreement, the Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the Class B Underwriting Agreement, the Class B Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased. The Underwriters have agreed to reimburse the Transferor for certain expenses of the issuance and distribution of the Certificates.

     The Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in
excess of   % of the principal amount of the Class A Certificates.
The Class A Underwriters may allow, and such dealers may reallow,
concessions not in excess of   % of the principal amount of the Class
A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

     The Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of % of the principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of % of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.

       ___________________, on behalf of the Class A Underwriters and the Class B Underwriters, may engage in stabilizing transactions and syndicate covering transactions with respect to the Class A Certificates or the Class B Certificates, respectively, in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No. 2) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

       The Transferor will indemnify the Underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

         INDEX OF DEFINED TERMS FOR PROSPECTUS SUPPLEMENT

                                                             Page
                                                             ----
Accounts......................................................S-1
Accumulation Period Length...................................S-31
Additional Interest..........................................S-29
Adjusted Investor Interest....................................S-7
Aggregate Principal Receivables..............................S-36
Agreement.....................................................S-6
Automatic Additional Accounts................................S-21
Available Investor Principal Collections.....................S-31
Available Reserve Account Amount.............................S-44
Bank..........................................................S-1
Base Rate....................................................S-26
Billed Finance Charge Receivables............................S-36
Certificates.............................................S-1, S-5
Class A Additional Interest..................................S-29
Class A Adjusted Investor Interest......................S-7, S-34
Class A Available Funds......................................S-29
Class A Certificates.....................................S-1, S-5
Class A Covered Amount.................................S-10, S-44
Class A Fixed Allocation.....................................S-33
Class A Floating Allocation..................................S-33
Class A Holders...............................................S-6
Class A Investor Charge-Off............................S-13, S-43
Class A Investor Default Amount..............................S-42
Class A Investor Interest...............................S-6, S-34
Class A Monthly Interest.....................................S-37
Class A Monthly Principal....................................S-40
Class A Principal Funding Investment Shortfall.........S-10, S-44
Class A Rate.......................................S-4, S-5, S-30
Class A Required Amount................................S-12, S-34
Class A Scheduled Payment Date...........................S-4, S-5
Class A Servicing Fee........................................S-47
Class A Underwriters.........................................S-47
Class A Underwriting Agreement...............................S-47
Class B Additional Interest..................................S-29
Class B Available Funds......................................S-30
Class B Certificates.....................................S-1, S-5
Class B Fixed Allocation.....................................S-33
Class B Floating Allocation..................................S-33
Class B Holders...............................................S-6
Class B Investor Charge-Off............................S-13, S-43
Class B Investor Default Amount..............................S-42
Class B Investor Interest...............................S-6, S-34
Class B Monthly Interest.....................................S-37
Class B Monthly Principal....................................S-40
Class B Rate.......................................S-4, S-5, S-30
Class B Required Amount................................S-12, S-35
Class B Scheduled Payment Date...........................S-4, S-5
Class B Servicing Fee........................................S-47
Class B Underwriters.........................................S-47
Class B Underwriting Agreement...............................S-47
Closing Date.............................................S-4, S-5
Code.........................................................S-16
Collateral Available Funds...................................S-38
Collateral Charge-Off........................................S-43
Collateral Fixed Allocation..................................S-33
Collateral Floating Allocation...............................S-33
Collateral Interest.....................................S-6, S-34
Collateral Interest Holder....................................S-6
Collateral Interest Servicing Fee............................S-47
Collateral Investor Default Amount...........................S-42
Collateral Monthly Interest..................................S-39
Collateral Monthly Principal.................................S-40
Collateral Rate..............................................S-39
Commission....................................................S-1
Controlled Accumulation Amount...............................S-40
Controlled Accumulation Period................................S-9
Controlled Deposit Amount...............................S-9, S-25
Credit Enhancement............................................S-5
Defeased Series..............................................S-41
Distribution Date.............................................S-4
Distribution Dates............................................S-5
ERISA........................................................S-16
Excess Finance Charge Collections............................S-39
Excess Spread..........................................S-12, S-38
First NBC.....................................................S-1
Fitch........................................................S-36
Fixed Investor Percentage....................................S-33
Floating Investor Percentage.................................S-32
Group I......................................................S-14
Holders.......................................................S-6
Initial Collateral Interest..................................S-13
Interest Period..............................................S-30
Investor Default Amount......................................S-42
Investor Interest.............................................S-6
LIBOR...................................................S-4, S-30
LIBOR Determination Date.....................................S-30
Loan Agreement...............................................S-14
Minimum Aggregate Principal Receivables......................S-21
Minimum Transferor Interest..................................S-21
Monthly Investor Servicing Fee...............................S-46
Monthly Period................................................S-7
Net Servicing Fee Rate.......................................S-47
Paired Series..........................................S-14, S-45
Pay Out Event................................................S-45
Portfolio Yield..............................................S-26
Principal Funding Account.........................S-9, S-25, S-43
Principal Funding Account Balance............................S-25
Principal Funding Investment Proceeds..................S-10, S-44
Principal Shortfalls.........................................S-41
Rapid Amortization Period....................................S-11
Rating Agency Condition......................................S-42
Reallocated Class B Principal Collections....................S-35
Reallocated Collateral Principal Collections.................S-36
Reallocated Principal Collections............................S-36
Receivables...................................................S-1
Record Date..................................................S-29
Reference Banks..............................................S-30
Required Amount..............................................S-12
Required Collateral Interest...........................S-13, S-42
Required Reserve Account Amount..............................S-44
Reserve Account..............................................S-44
Reserve Account Funding Date.................................S-44
Reset Date...................................................S-34
Revolving Period..............................................S-9
Series 199_-_ Supplement......................................S-6
Series 199_-_ Termination Date................................S-7
Servicer Interchange.........................................S-46
Shared Principal Collections...........................S-15, S-41
Subject Reset Date..........................................S-32,
Transfer Date................................................S-36
Transferor Interest...........................................S-6
Trust....................................................S-1, S-5
Trust Portfolio..............................................S-21
Underwriters.................................................S-47
Underwriting Agreement.......................................S-47
Variable Interest............................................S-34

                                                           ANNEX I



                       [OTHER SERIES ISSUED

     The table below sets forth the principal characteristics of the other Series previously issued by the the Trust. For more specific information with respect to any Series, any prospective investor should contact
First NBC at (   ) ______________.  First NBC will provide, without
charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Documents for any previous publicly-issued Series.]

---------------------------------          ---------------------------------
     No dealer, salesman or other
person has been authorized to give
any information or to make any
representation not contained or                        First NBC
incorporated by reference in this                Credit Card Master Trust
Prospectus Supplement or the
accompanying Prospectus and, if
given or made, such information or
representation must not be relied
upon as having been authorized by
the Transferor or any agent or
Underwriter.  Neither this Prospectus
Supplement nor the accompanying
Prospectus constitutes an offer or
solicitation by anyone in any state            $________________Class A
in which such offer or                           [Floating Rate] [__%]
solicitation is not authorized                        Asset Backed
or in which the person making such             Certificates, Series 199_-_
offer or solicitation is not
qualified to do so or to anyone
to whom it is unlawful to make
such offer or solicitation. Neither
the delivery of this Prospectus
Supplement or the accompanying
Prospectus, nor any sale made
hereunder or thereunder shall,                $________________Class B
under any circumstances, create               [Floating Rate] [__%]
any implication that there has                   Asset Backed
been no change in the affairs of              Certificates, Series 199_-_
the Transferor or the Receivables
or the Accounts since the date
hereof or thereof or that the
information contained or
incorporated by reference herein
or therein is correct as of any
time subsequent to its date.


    TABLE OF CONTENTS
   Prospectus Supplement
                            Page
                            ----
SUMMARY OF TERMS.............S-4

FIRST NBC'S CREDIT CARD                             First National Bank
  PORTFOLIO..................S-17                      of Commerce
                                                 Transferor amd Servicer
THE RECEIVABLES..............S-20

MATURITY ASSUMPTIONS.........S-24

RECEIVABLE YIELD
  CONSIDERATIONS.............S-26

FIRST NBC AND FIRST COMMERCE
  CORPORATION................S-27

DESCRIPTION OF THE
  CERTIFICATES...............S-27

UNDERWRITING.................S-46

INDEX OF DEFINED TERMS FOR
      PROSPECTUS SUPPLEMENT..S-48


        Prospectus                       ------------------------------------
                                                 PROSPECTUS SUPPLEMENT
Prospectus Supplement                    ------------------------------------
Reports to Certificateholders
Available Information
Incorporation of Certain Documents     Underwriters of the Class A Certificates
  by Reference
Prospectus Summary
Risk Factors
The Trust
First NBC's Credit Card Activities                 [                ]
The Receivables
Maturity Assumptions
Use of Proceeds
First NBC and First Commerce
  Corporation                                      [                ]
Description of the Certificates
Credit Enhancement
Certain Legal Aspects of the           Underwriters of the Class B Certificates
  Receivables
U.S. Federal Income Tax Consequences
State and Local Taxation
ERISA Considerations                               [               ]
Plan of Distribution
Legal Matters
Index of Terms for Prospectus
Annex 1: Global Clearance, Settlement
     and Tax Documentation Procedures

Until ___________ __, 199_, all
dealers effecting transactions in
the Certificates, whether or not                   [              ]
participating in this distribution,
may be required to deliver a
Prospectus Supplement and a Prospectus.
This delivery requirement is in
addition to the obligation of dealers
to deliver a Prospectus Supplement
and a Prospectus when acting as
underwriters and with respect to their
unsold allotments or subscriptions.